EXHIBIT 23(a)






          INDEPENDENT AUDITORS' CONSENT


          We consent to the incorporation by reference in this Registration Statement of Texas Utilities Company on Form S-3 of our report dated February 24, 1998, appearing in the Texas Utilities Company Annual Report on Form 10-K for the year ended December 31, 1997 and to the reference to us under the heading "Experts and Legality" in the Prospectus which is part of this Registration Statement.


          /s/ Deloitte & Touche LLP

          Dallas, Texas
          June 3, 1998